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                               [graphic omitted]

                          Limerick, Pennsylvania 19468









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                          2000 STOCK COMPENSATION PLAN


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                              Adopted by the Board of Directors on March 6, 2000








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                              TELEFLEX INCORPORATED

                          2000 Stock Compensation Plan


1.       Purpose of Plan

         This Plan has been established to (i) attract and retain employees and directors whose service is important to the Company's success, (ii) motivate such individuals to achieve long-range goals of the Company, (iii) provide incentive compensation opportunities to such employees and directors which are competitive with those of other companies and (iv) encourage such employees and directors to own common stock of the Parent Company and thereby share a common financial interest with the other stockholders of the Company.

2.       Definitions

(a)      "Board" means the board of directors of the Parent Company.

(b) "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall be deemed to refer also to any successor provision of law.

(c)      "Committee" means the committee referred to in Section 5(a).

(d)      "Company" means Teleflex Incorporated and each of its Subsidiary
Companies.

(e) "Consultant" means an individual who provides personal services to the Company, otherwise than as an employee or director, pursuant to a contract with the Company calling for the equivalent of at least 100 work days service per year.

(f) "Date of Grant" means the date on which an Option or a Restricted Stock Award is granted.

(g)      "Eligible Director" has the meaning set forth therefor in Section 7.

(h)      "Eligible Employee" has the meaning set forth therefor in Section 7.

(i) "Family Member" of an Optionee means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the Optionee, including adoptive relationships, any individual sharing the Optionee's household (other than a tenant or employee), any trust in which any one or more of the Optionee and



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the foregoing individuals together hold more than fifty percent of the beneficial interests, any foundation in which any one or more of the Optionee and the foregoing individuals together control the management of assets of the foundation and any other entity in which any one or more of the Optionee and the foregoing individuals together own more than fifty percent of the voting interests.

(j) "Incentive Stock Option" means an Option granted under the Plan designated by the Board or the Committee at the time of such grant as an Incentive Stock Option and containing the terms specified herein for Incentive Stock Options.

(k) "Nonqualified Stock Option" means an Option granted under the Plan designated by the Board or the Committee at the time of such grant as a Nonqualified Stock Option and containing the terms specified herein for Nonqualified Stock Options.

(l) "Option" means a stock option granted under the Plan and described either in Section 3(a) or 3(b).

(m) "Optionee" means a person to whom an Option has been granted under the Plan, which Option has not been exercised in full and has not expired or been terminated.

(n)      "Parent Company" means Teleflex Incorporated.

(o) "Participant" means a person who holds a Restricted Stock Award of which one or more Shares subject thereto have not Vested and the Restriction Period of which has not expired.

(p)      "Plan" means this Teleflex Incorporated 2000 Stock Compensation Plan.

(q) "Relationship" of a person with the Company means the relationship of such person with the Company as an employee, an Eligible Director or a Consultant.

(r) "Restricted Stock Award" means an award of Shares granted under the Plan and described in Section 3(c).

(s) "Restriction Period" respecting any Shares subject to a Restricted Stock Award means the period of time during which such shares shall be subject to the possibility of forfeiture pursuant to Section 9(d).

(t)      "Shares" means shares of common stock of the Parent Company.



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(u)      "Subsidiary Companies" means all corporations that at any relevant time are subsidiary corporations to the Parent Company within the meaning of section 424(f) of the Code.

(v) "Ten Percent Shareholder" means a person who on the Date of Grant owns, either directly or within the meaning of the attribution rules contained in section 424(d) of the Code, stock possessing more than ten percent of the total combined voting power of all classes of stock of his or her employer corporation or of its parent or subsidiary corporations, as defined respectively in sections 424(e) and (f) of the Code.

(w) "Value" of Shares on any date means the mean between the highest and lowest price per share of actual sales of Shares on the principal national securities exchange on which the Shares are listed on such date (or if such securities exchange shall not be open for the trading of securities on such date, the last previous day on which such exchange was so open) or, if there are no such sales on such date, the mean between the closing bid and asked prices of the Shares on such exchange on such date (in each case, rounded to the nearest $.25).

(x) "Vest" as to any Shares subject to a Restricted Stock Award means the lapse of the possibility of forfeiture of such Shares pursuant to Section 9(d).

3.       Rights to be Granted

         Rights that may be granted under the Plan are:

         (a) Incentive Stock Options that give the Optionee the right for a specified time period to purchase a specified number of Shares for a specified price per Share not less than the Value of such Shares on the Date of Grant;

         (b) Nonqualified Stock Options that give the Optionee the right for a specified time period to purchase a specified number of Shares for a specified price per Share not less than the Value of such Shares on the Date of Grant; and

         (c) Restricted Stock Awards that give the Participant the right to receive without payment a specified number of Shares subject to forfeiture upon the termination under specified circumstances of the Participant's Relationship with the Company before the expiration of a specified time period.

4.       Shares Subject to Plan; Limitations on Individual Grants and Awards

         (a) Shares Issuable Pursuant to the Plan. Subject to Section 12, 4,000,000 Shares in the aggregate may be issued pursuant to Options and Restricted Stock Awards granted pursuant to the Plan; provided that no more than 20% of such aggregate number of Shares may be issued pursuant to



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Restricted Stock Awards. If an Option terminates or expires without having been exercised in full or if any Shares subject to a Restricted Stock Award are forfeited, other Options or Restricted Stock Awards may be granted with respect to such Shares.

         (b) Limitation on Grants to Any One Person. The maximum number of Shares with respect to which Options or Restricted Stock Awards may be granted to any one person on any date, when aggregated with the number of Shares with respect to which Options and Restricted Stock Awards have been granted to such person during the five year period ended on such date, is 5% of the aggregate number of Shares authorized on such date to be issued pursuant to Options and Restricted Stock Awards granted pursuant to the Plan as provided for in Section 4(a).

         (c) Limitations on Incentive Stock Options. No Incentive Stock Option may be granted pursuant to this Plan after the expiration of the period referred to in section 422(b)(2) of the Code.

5.       Administration of Plan

         (a) The Plan shall be administered by a Committee, which shall be composed of at least two directors of the Parent Company appointed by the Board.

         (b) The Committee may delegate to a person designated from time to time by the Committee as the Plan Administrator the Committee's discretion pursuant to Sections 8(b), 8(c), 8(i) and 9(e).

6.       Grant of Rights

         The Board or the Committee may grant (i) Options and Restricted Stock Awards to Eligible Employees and (ii) Nonqualified Stock Options and Restricted Stock Awards to Eligible Directors.

7.       Eligibility

         Options and Restricted Stock Awards may be granted to employees of the Company, including employees who are officers or directors ("Eligible Employees"), and Nonqualified Stock Options and Restricted Stock Awards may be granted to members of the Board who are not employees of the Company ("Eligible Directors"). Nonqualified Stock Options and Restricted Stock Awards may also be granted in anticipation of the recipient's becoming an Eligible Employee or an Eligible Director, provided that the grant is conditioned upon such person's commencing employment as an Eligible Employee or service as an Eligible Director, as the case may be, within a period of time determined by the Board or the Committee and stated in the option agreement or restricted stock agreement.



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8.       Option Agreements and Terms

         Each Option shall be granted on the following terms and such additional terms, not inconsistent with the provisions of this Plan, as the Board or the Committee shall determine. Without limiting the foregoing, such additional terms may include conditions to the exercise of an Option relating to the attainment of one or more performance goals, the occurrence of other specified events or the existence of other specified conditions. Each Option shall be evidenced by a written option agreement, which shall set forth the terms of such Option and shall be executed on behalf of the Parent Company and by the Optionee.

         (a) Exercise Price. The purchase price per Share of an Option shall be determined by the Board or the Committee but shall not be less than 100 percent of the Value of the Shares on the Date of Grant; provided that the purchase price per Share of an Incentive Stock Option granted to a Ten Percent Shareholder shall not be less than 110 percent of the Value of the Shares on the Date of Grant.

         (b) Restrictions on Transfer. An Option may be transferred by will or the laws of descent and distribution. An Incentive Stock Option may not be otherwise transferred and, during the lifetime of the Optionee thereof, shall be exercisable only by such Optionee. Subject to the prior approval of the Board or the Committee, a Nonqualified Stock Option may be transferred by an Optionee during his or her lifetime (i) under a domestic relations order in settlement of marital property rights, (ii) to an entity of which one or more of the Family Members of the Optionee and the Optionee own more than fifty percent of the voting interests in exchange for an interest in that entity or (iii) by gift to one or more persons each of whom is a Family Member of the Optionee. A person to whom rights in an Option shall have been transferred in accordance with this section may exercise such Option only to the extent of the rights transferred to such person and subject to the provisions of Section 8(e).

         (c) Payment of Exercise Price. Full payment for Shares purchased upon the exercise of an Option shall be made in cash or, at the election of the person exercising the Option and subject to the approval of the Board or the Committee at the time of exercise, (i) by surrendering, or by the Parent Company's withholding from Shares purchased, Shares with an aggregate Value, on such exercise date, equal to all or any portion of the option price not paid in cash or (ii) by payment through a broker in connection with the sale of Shares so purchased.

         (d) Issuance of Shares; Payment for Fractional Shares. Only whole Shares shall be issuable upon exercise of Options. Any right to a fractional Share shall be satisfied in cash. Upon receipt of payment of the purchase price and any withholding taxes payable pursuant to Section 8(g), the Parent Company shall issue to the person exercising the Option the number of whole


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Shares so purchased and a check for the Value on the date of exercise of the fractional Share to which such person is entitled; provided that at the request of the Optionee, subject to approval by the Board or the Committee at or before the exercise of a Nonqualified Stock Option, delivery of the Shares may be deferred. The Parent Company shall not be obligated to issue any Shares until such Shares have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange upon which outstanding Shares of such class at the time are listed nor until there has been compliance by the Parent Company or the person exercising an Option with such laws or regulations as the Parent Company may deem applicable. The Parent Company and the person exercising such Option, as may be applicable, shall use their respective best efforts to effect such listing and compliance.

         (e) Expiration of the Time for Exercise of Options. An Option shall be exercisable in whole or in part during such period as may be determined by the Board or the Committee and stated in the option agreement, subject to the following limitations:

          (i) No Option may be exercisable within six months after the Date of Grant.

          (ii) No Incentive Stock Option may be exercised after the expiration of ten years after the Date of Grant, and no Incentive Stock Option granted to a Ten Percent Shareholder may be exercised after the expiration of five years after the Date of Grant.

          (iii) If an Optionee of an Incentive Stock Option ceases to be an employee of the Company, such Option may not be exercised more than three months thereafter, except that:

               (1) if such employment shall have ceased by reason of the death of such Optionee, such period shall be six months after such cessation of employment; or

               (2) if such employment shall have ceased by reason of the disability of such Optionee, such period shall be the longer of three months after such cessation of employment or such period, if any, ending not more than one year after such cessation of employment, as the Board or the Committee may determine not later than three months after such cessation of such employment.

          (iv) If an Optionee of a Nonqualified Stock Option (other than a Nonqualified Stock Option granted to an Eligible Director) ceases to have a Relationship with the Company, such Option may not be exercised more than three months thereafter, except that:


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               (1) if such Relationship shall have ceased by reason of the death of such Optionee, such period shall be six months thereafter, and

               (2) the period for exercise of the Option after cessation of the Optionee's Relationship may be extended to such date as may be determined by the Board or the Committee at any time not later than three months after such cessation of Relationship.

          (v) If an Optionee of a Nonqualified Stock Option granted to an Eligible Director ceases to have a Relationship with the Company, such Option may not be exercised more than five years thereafter or such longer or shorter period, if any, after such cessation of Relationship as may be determined by the Board or the Committee and stated in the option agreement; provided that the Board or the Committee may extend any such expiration date by action taken not later than three months after such cessation of Relationship.

          (vi) An Option exercisable after the Optionee thereof ceases to be an employee of the Company (in the case of an Incentive Stock Option) or after the Optionee thereof ceases to have a Relationship with the Company (in the case of a Nonqualified Stock Option) shall be exercisable after such cessation only to the extent that it was exercisable at the date of such cessation. No provision of Section 8(e)(iii), (iv) or (v) shall be deemed to extend the date when an Option would have become unexercisable if such employment or Relationship had not ceased.

         (f) Date and Notice of Exercise. The date of exercise of an Option shall be the date on which written notice of exercise is delivered (which delivery may be made by telecopy or other electronic means) to the Parent Company at its principal executive office, addressed to the attention of its Secretary; provided that the Parent Company shall not be obliged to deliver any certificates for Shares pursuant to the exercise of an Option until the Company shall have received payment in full of the option price for such Shares and any withholding taxes payable pursuant to Section 8(g). Each such notice of exercise shall be irrevocable when given. Each notice of exercise must state whether the person exercising the Option is exercising an Incentive Stock Option or a Nonqualified Stock Option and must include a statement of preference as to the manner in which payment to the Parent Company shall be made (Shares or cash or a combination of Shares and cash).

         (g) Payment of Withholding Taxes. Full payment for the amount of any taxes required by law to be withheld upon the exercise of an Option shall be made on or before the date such taxes must be withheld, in cash or, at the election of the person exercising the Option and subject to the approval of the Board or the Committee by surrendering or by the Parent Company's withholding from Shares purchased, Shares having an aggregate Value equal to


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all or any portion of the withholding taxes not paid in cash. The Value of such
Shares shall be determined as of the date of exercise of such Option.

9.       Restricted Stock Award Agreements and Terms

         Each Restricted Stock Award shall be granted on the following terms and such additional terms, not inconsistent with the provisions of this Plan, as the Board or the Committee shall determine. Without limiting the foregoing, such additional terms may include conditions to the Vesting of the Shares subject thereto relating to the attainment of one or more performance goals, the occurrence of other specified events or the existence of other specified conditions. Each Restricted Stock Award shall be evidenced by a written restricted stock award agreement, which shall set forth the terms of such Award and shall be executed on behalf of the Parent Company and by the Participant.

         (a) Restrictions on Transferability. During the Restriction Period, neither a Restricted Stock Award nor any interest therein shall be transferable otherwise than by will or the laws of descent and distribution. Upon the death of a Participant the person to whom the Participant's rights respecting a Restricted Stock Award shall have passed by will or the laws of descent and distribution shall be entitled to the Shares subject to the Restricted Stock Award only to the extent provided in Section 9(d).

         (b) Issuance of Shares. Upon receipt from a Participant of a fully executed restricted stock award agreement and one or more instruments of transfer relating to all Shares issuable thereunder executed in blank by the Participant, the Parent Company shall issue to such Participant the Shares subject to the Restricted Stock Award. Such Shares shall be registered in such Participant's name, but the Parent Company shall retain custody of any certificates issued for such Shares pending the Vesting or forfeiture thereof. Upon the Vesting of any such Shares, the Parent Company shall deliver to the Participant (or permitted assigns) the certificates for such Shares. The Parent Company shall not be obligated to deliver any certificates for Shares until such Shares have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange upon which outstanding Shares of such class at the time are listed nor until there has been compliance by the Parent Company or such Participant (or permitted assigns) with such laws or regulations as the Parent Company may deem applicable. The Parent Company and such Participant (or permitted assigns) as may be applicable, shall use their respective best efforts to effect such listing and compliance.

         (c) Restriction Period and Vesting. The Restriction Period of each Restricted Stock Award and the time or times at which Shares subject to such Restricted Stock Award shall Vest shall be determined by the Board or the Committee and specified in the restricted stock award agreement, provided that no Shares shall Vest prior to six months after the Date of Grant. Notwithstanding the foregoing, only whole Shares shall Vest. In the event that

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a Participant shall become entitled to a fractional Share, such fractional Share shall not Vest unless and until the Participant becomes entitled to such number of fractional shares as shall be equal in sum to a whole Share.

         (d) Forfeiture of Shares; Vesting on Disability or Death.

               (i) In the event that a Participant shall cease to have a Relationship with the Company for any reason other than such Participant's death or disability, any Shares subject to such Participant's Restricted Stock Award which theretofore shall not have Vested shall automatically be forfeited by such Participant and revert to and become the property of the Company.

               (ii) Except as shall have been determined by the Board or the Committee and specified in the restricted stock award agreement, in the event that a Participant shall cease to have a Relationship with the Company by reason of such Participant's death or disability, any Shares subject to such Participant's Restricted Stock Award which theretofore shall not have Vested shall automatically be forfeited by the Participant and revert to and become the property of the Company, except that, if such cessation occurs more than one year after the date of the Award and, under the terms of the Award, no Shares have then Vested, there shall be Vested the portion of the Award comprising such number of whole Shares as is proportionate to the ratio of (1) the number of years (which may be a fractional number) elapsed since the Date of Grant of the Award to the date of such cessation to (2) the number of years (which may be a fractional number) constituting the Restriction Period of such Restricted Stock Award.

         (e) Payment of Withholding Taxes. Full payment for the amount of any taxes required by law to be withheld in connection with a Restricted Stock Award shall be made, on or before the date such taxes must be withheld, in cash or, at the election of the Participant and subject to the approval of the Board or the Committee, by surrendering, or by the Parent Company's withholding from Shares subject to such Restricted Stock Award which have Vested in such Participant, Shares having an aggregate Value equal to all or any portion of the withholding taxes not paid in cash. The value of such Shares shall be determined as of the date immediately preceding the date when the amount of such withholding taxes is determined.

10.      Termination of Employment or Relationship

         (a) For the purposes of the Plan, a transfer of an employee between two employers, each of which is a Company, shall not be deemed a termination of employment or a cessation of Relationship with the Company.


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         (b) The cessation of a person's employment by the Company, term of office as an Eligible Director or service as a Consultant will not result in the cessation of such person's Relationship so long as such person shall continue to serve without interruption as an employee of the Company, an Eligible Director or a Consultant.

11.      Rights as Stockholders

         (a) An Optionee shall have no right as a stockholder with respect to any Shares subject to an Option until the date of the issuance of the Shares to him or her.

         (b) Except as shall have been determined by the Board or the Committee and specified in the restricted stock award agreement, so long as Shares subject to a Restricted Stock Award shall not have been forfeited, the Participant thereof shall have all of the rights of a holder of such Shares including without limitation the right to receive such dividends as may be declared from time to time and to vote such Shares (in person or by proxy).

12.      Capital Changes Affecting Shares

         In the event of a stock dividend, stock split, recapitalization, combination, subdivision, issuance of rights or other similar event affecting Shares, the Board shall appropriately adjust to reflect such change (i) the number of Shares specified in Section 4 that may be issued pursuant to Options and Restricted Stock Awards which may be granted pursuant to the Plan and (ii) the number and purchase price of Shares subject to each then outstanding Option. Custody of property, including stock certificates, other than cash dividends, distributed or issued in respect of Shares subject to Restricted Stock Awards shall be retained by the Parent Company pending the Vesting or forfeiture of such Shares.

13.      Mergers and Certain Other Corporate Transactions

         In the event of a corporate transaction involving the Parent Company (including without limitation a stock dividend, stock split, issuance of rights, extraordinary dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares) the Board may modify the terms of outstanding Options and Restricted Stock Awards in such manner as the Board may determine is reasonable under the circumstances to permit Optionees and Participants to realize some or all of the benefits intended to be granted to them under the Plan. Such modifications may include, without limitation, (i) accelerating or extending the time when outstanding Options may be exercised or the time after which outstanding Options may not be exercised, (ii) accelerating or extending the expiration of the Restriction Periods or Vesting Schedules of outstanding Restricted Stock Awards and (iii) modifying the purchase price, number, amount or kind of securities which may be purchased pursuant to outstanding Options.

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14.      Plan Not to Affect Employment

         Neither the Plan nor any Option or Restricted Stock Award shall confer upon any employee of the Company any right to continue in the employment of the Company.

15.      Interpretation

         The Board and the Committee shall each have the power to interpret the Plan and to make and amend rules for putting it into effect and administering it. It is intended that the Incentive Stock Options shall constitute incentive stock options within the meaning of Section 422 of the Code and that the Nonqualified Stock Options and Restricted Stock Awards shall constitute property subject to federal income tax pursuant to the provisions of Section 83 of the Code. However, if any Incentive Stock Option shall not qualify as such under section 422 of the Code with respect to any Shares subject to such Option, such Option shall be deemed to be a Nonqualified Stock Option with respect to such Shares.

16.      Amendments

         The Plan, any Option and the related option agreement and any Restricted Stock Award and the related restricted stock award agreement may be amended by the Board or the Committee; provided that, except for adjustments and modifications made pursuant to Section 12 or 13, no outstanding Option may be amended to reduce the exercise price thereof without the approval of the stockholders. Except for amendments adopted pursuant to Section 13, (i) no outstanding Option may be amended adversely to the holder thereof without the written consent of the Optionee or other person then entitled to exercise such Option and (ii) no Restricted Stock Award may be amended adversely to the holder thereof without the written consent of the Participant or such other person as may then be entitled to receive the Shares subject to such Restricted Stock Award upon their Vesting.

17.      Effective Date

         The Plan shall become effective on the date on which the Plan is adopted by the Board. The Plan shall be submitted to the stockholders of the Parent Company for their approval at the first annual meeting of stockholders held after such adoption by the Board. Any Option or Restricted Stock Award granted before the approval of the Plan by the stockholders shall be expressly conditioned upon the stockholders approving this Plan within twelve months after the adoption of this Plan by the Board. No such Option shall be exercisable, and no such Restricted Stock Award shall provide for a Restriction Period ending, before the stockholders shall approve this Plan.


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